UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 2, 2008

FORTUNE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. Termination of a Material Definitive Agreement.

Effective June 2, 2008, Fortune Industries, Inc., an Indiana corporation (the "Company"), terminated the Company’s Term Loan Note in the amount of $16,586,660 in principal and $61,046.96 in interest, and the Revolving Line of Credit Promissory Note in the amount of $15,000,000 in principal and $55,885.42 in interest, both with Fifth Third Bank.  The Term Loan Note was due August 31, 2008, and paid interest at LIBOR plus 2.0% or 1.75% upon achievement of certain financial performance criteria.  The Revolving Line of Credit Promissory Note was due in monthly installments of $167,000 and paid interest at LIBOR plus 2.0% or 1.75% upon achievement of certain financial performance criteria through the maturity date of August 31, 2011.  Both loans were secured by the business assets of the Company and personal guarantees of the Company’s two majority shareholders (the Chairman of the Board and the CEO of the Company).  The loans were further secured by certain marketable securities of the majority shareholder.

The payoffs were funded by a $32 million credit facility the Company entered into with the Company’s majority shareholder and Chairman of the Board of Directors of the Company on May 30, 2008.  No early termination penalties were incurred by the Company.

ITEM 9.01.  Financial Statements and Exhibits.

None.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: June 6, 2008	By: /s/ John F. Fisbeck
John F. Fisbeck
Chief Executive Officer